Exhibit 99.1

NanoVibronix Expands Board of Directors with Appointment of Two New

Independent Directors

Strengthens Board with Strategic, Corporate Governance and Financial Expertise

ELMSFORD, NY / January 13, 2022 / NanoVibronix Inc., (NASDAQ: NAOV), a medical device company that produces the UroShield® and PainShield® Surface Acoustic Wave (SAW) Portable Ultrasonic Therapeutic Devices, today announced its board of directors has appointed Ms. Aurora (Rori) Cassirer and Ms. Maria (Lulu) Schroeder to serve as independent directors effective today.

Ms. Cassirer will serve on the compensation and nominating and governance Committees and Ms. Schroeder will serve on the audit Committee. Following the appointments, the board of NanoVibronix will be comprised of eight directors, six of whom are considered ‘independent’ as defined under the Nasdaq Listing Rules.

Brian Murphy, Chief Executive Officer of NanoVibronix Inc., commented, “We are adding two highly-talented and successful professionals that broaden the skill set of our board and will enhance our ability to execute on our strategic objective of growing our business. We expect Rori and Lulu will be instrumental in advancing strategic initiatives and providing thought leadership in a variety of legal, financial and managerial roles. We have no doubt this experience will be enormously beneficial as we further commercialize our products and expand our manufacturing capabilities to penetrate the healthcare market.”

Aurora (Rori) Cassirer

Ms. Cassirer is a highly experienced attorney, who has served as a partner in prominent law firms for more than 30 years including Troutman Pepper, where she served on the Executive and Compensation Committees, and Jenkins & Gilchrist. In addition to her management responsibilities, Rori has a sophisticated practice focusing on business litigation and corporate governance issues. She has developed a particular niche in dealing with publicly and privately held biotech/healthtech and biopharma companies. Ms. Cassirer has been listed as AV Preeminent by Martindale-Hubbell consistently for the last 20 years as well as being listed in Law & Politics’ New York Super Lawyers for excellence in Business Litigation every year since 2008. Previously, she served as Chair of the Advisory Board of ReferWell, f/k/a Urgent Consult, LLC, a start-up in the health tech business. She also serves on the Board of Directors of Kids in Need of Defense (KIND), a not-for-profit organization where she served on its Compensation Committee. She is also a member of the Board of Friends of Jerusalem College of Technology and serves on its Development Committee. She serves as co-chair of the New York State Bar Association International Corporate Compliance Committee and on the Advisory Board of LiveCare Corp., a company engaged in the manufacturing and distribution of remote monitoring devices of patients. Ms. Cassirer received her JD from New York University.

Maria (Lulu) Schroeder

Ms. Schroeder has been a key Financial Executive at a number of public and privately-held companies including CST Brands, KCI and Brain Sentinel, where she recently served as Chief Financial Officer. Prior to Brain Sentinel, Ms. Schroeder served as Vice President, Global Tax of CST Brands, a Fortune 250 retail Oil and Gas company. Prior to that, she served as Vice President and Treasurer & Head of Tax at Kinetic Concepts, Inc. (“KCI”) a $1.5 billion MedTech company, which was recently purchased by 3M for $6.7 billion. At KCI, she held key roles in a number of strategic transactions, including two leveraged buyouts and an initial public offering. Ms. Schroeder began her career at Ernst & Whinney before joining Deloitte Haskins & Sells. Ms. Schroeder is an alumnus of San Antonio Leadership, a premier leadership program of the San Antonio Chamber of Commerce and has served on the Audit Committee for The University of Texas at San Antonio, as Treasurer of Girls, Inc. of San Antonio and as a board member of KLRN, San Antonio’s public television station. Ms. Schroeder is a Certified Public Accountant and Chartered Global Management Accountant with a B.B.A. in Accounting from the University of Texas at San Antonio.

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed, (ii) market acceptance of our existing and new products or lengthy product delays in key markets; (iii) negative or unreliable clinical trial results; (iv) inability to secure regulatory approvals for the sale of our products; (v) intense competition in the medical device industry from much larger, multinational companies; (vi) product liability claims; (vii) product malfunctions; (viii) our limited manufacturing capabilities and reliance on subcontractor assistance; (ix) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (x) our ability to successfully obtain and maintain intellectual property protection covering our products; (xi) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xii) our reliance on single suppliers for certain product components, (xiii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiv) our conducting business in foreign jurisdictions exposing us to additional challenges, such as foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.